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Exhibit 99.3

FOR IMMEDIATE RELEASE

Newtek Business Services and The Veterans Corporation To Make SBA Guaranteed Loans

Available to Military Veterans across the Country

New York, N.Y.—May 7, 2003—Newtek Business Services, Inc. (AMEX: NKC) (www.newtekbusinessservices.com), a provider of business services and financial products to the small business market, today announced that its small business lender, Newtek Small Business Finance, Inc., has entered into an agreement with The Veterans Corporation to make small business lending services available to its members. The Veterans Corporation is the only public or private organization in the country that provides business tools and assistance nationwide to the 24-million-strong veteran community. Members include military veterans who currently own a business, are considering starting a business, are leaving active duty, as well as individuals who are interested in supporting veteran-owned businesses.

“Start-up or expansion financing is the chief concern of small business owners,” said retired Army Maj. Gen. Chuck Henry, President and CEO of The Veterans Corporation. “Currently, roughly four million veterans in this country are business owners. Newtek will make it possible for these and other qualified veterans across the country to access the resources they need to build successful businesses.”

John Cox, CEO of Newtek Small Business Finance stated, “This alliance allows us to tap into a market segment of the small business community that is currently underserved. By combining the resources and outreach capabilities of The Veterans Corporation with our expertise in financing small businesses, together we will be able to provide a valuable service to those who have dedicated themselves to our country.”

Barry Sloane, Chairman and CEO of Newtek Business Services added, “We are proud to have established a relationship with an organization with such significant purpose. The Veterans Corporation provides a large group of quality clients that can truly benefit from this alliance. We intend to continue working together to expand our relationship to make other Newtek products and services available to its members.”

The National Veterans Business Development Corporation, doing business as The Veterans Corporation, (www.veteranscorp.org) provides veterans and service disabled veterans with the tools they need to be successful in business, including access to capital, access to training, an electronic marketplace, access to business services, and business networking. The Veterans Corporation, a 501(c)3 non-profit corporation, was created in 1999 by Public Law 106-50, which also established a 3 percent goal for service disabled veteran-owned businesses in federal procurement. The Veterans Corporation serves all veterans of the U.S. Armed Forces, National Guard and Reserve, and transitioning military personnel, and seeks to link them with partners in private industry.

Newtek Business Services, Inc. (www.newtekbusinessservices.com) is a premier provider of business services and financial products to the small-business market. Newtek Business Services invests in and provides financial, management and technological services for small businesses throughout the country. Newtek brands include:

•	Newtek Small Business Finance: small business and U.S. government-guaranteed lending services;
•	Newtek Merchant Solutions: electronic merchant payment processing solutions;
•	Newtek Financial Information Systems: back office financial information & controller services;
•	Newtek Tax Services: tax filing, preparation and advisory services;

•	Newtek Business Exchange: mergers, acquisitions and business brokerage services;
•	Newtek IT Services: complete information technology solutions;
•	Newtek Strategies: strategic business management and global marketing services; and
•	Newtek Client Services: marketing and customer relations services.

The statements in this release may contain forward-looking statements relating to such matters as anticipated future financial performance, business prospect, legislative developments and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward –looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause the Company’s actual results to differ materially from the anticipated results expressed in the Company’s forward looking statements such as intensified competition and/or operating problems on its operating business projects and their impact on revenues and profit margins or additional factors as described in Newtek Business Services’ previously filed registration statements.

Contacts:

Lippert/Heilshorn & Associates

212-838-3777

Investors—Dave Waldman, dwaldman@lhai.com

Media—Chenoa Taitt, ctaitt@lhai.com

Newtek Business Services

Barry Sloane

Chairman of the Board & CEO

212-356-9500

bsloane@newtekbusinessservices.com

Dave Gentry

Aurelius Consulting Group

(407) 644-4256

aurelius@cfl.rr.com

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FOR IMMEDIATE RELEASE

Newtek Small Business Finance Announces Exclusive

Agreement with Revelation Corporation of America

New York, N.Y.—May 27, 2003—Newtek Business Services, Inc. (AMEX: NKC) (www.newtekbusinessservices.com), a provider of business services and financial products to the small business market, today announced that its small business lender, Newtek Small Business Finance, Inc. (www.newteksbfinance.com), has entered into an exclusive agreement with the Revelation Corporation of America (“Revelation”), a for-profit Delaware corporation owned by five of America’s largest African American church denominations, comprising approximately 37 thousand churches and 6 million households. In addition, there are approximately 165,000 non-shareholder church affiliates, numerous major charitable organizations and numerous colleges and universities. Revelation combines and utilizes more effectively the purchasing power of its millions of members to provide Fortune 500 products and services to its members on a group discount basis.

John B. Lowery, Co-Founder and Executive Vice President of Revelation Corporation of America stated, “Our agreement with Newtek Small Business Finance will empower those with limited economic opportunity, offering greater stability to working class African Americans who are still underrepresented as business owners.”

Barry Sloane, Chairman and CEO of Newtek Business Services added, “This agreement not only represents Newtek’s commitment to economic development and growth, but also to provide loans to small businesses across the United States that serve as the foundation of the American economy. We are also interested in providing our whole suite of services to this large diverse organization and hope to sign further agreements with different product lines in the near future.”

John Cox, CEO of Newtek Small Business Finance said, “This alliance will bring SBA programs to a segment of the small business community that has traditionally been underserved. We look forward to assisting the SBA in meeting their goals in this sector of the economy.”

Founded in 1996, the Revelation Corporation of America (www.revam.com) was created to operate as a for-profit Delaware corporation, providing job opportunities and offering numerous products and services to its membership. The shareholders are five of the largest African American church denominations in the country, comprising of millions of members in thousands of churches. Revelation combines and utilizes more effectively the purchasing power of its millions of members across the country and Jerry Falwell’s 7 million supporters. In addition, there are approximately 165,000 non-shareholder church affiliates, numerous major charitable organizations and numerous colleges and universities. Revelation’s primary goal in the utilization of its purchasing power is to provide greater access to home mortgage loans, insurance products, consumer products and home construction loans in the inner city to millions of Americans.

Newtek Small Business Finance (www.newteksbfinance.com) is authorized to conduct U.S. Small Business Administration (SBA) lending in all 50 states as an SBA Small Business Lending Company (SBLC). This SBLC authority is one of only 14 granted by the SBA. To date, Newtek Small Business Finance (formerly Commercial Capital Corporation) has originated approximately $370 million in SBA loans to more than 750 small and growing businesses in 26 states. The Company is headquartered in New York City.

Newtek Business Services, Inc. (www.newtekbusinessservices.com) is a premier provider of business services and financial products to the small-business market. Newtek Business Services invests in and provides financial, management and technological services for small businesses throughout the country. Newtek brands include:

•	Newtek Small Business Finance: small business and U.S. government-guaranteed lending services;
•	Newtek Merchant Solutions: electronic merchant payment processing solutions;
•	Newtek Financial Information Systems: back office financial information & controller services;
•	Newtek Tax Services: tax filing, preparation and advisory services;
•	Newtek Business Exchange: mergers, acquisitions and business brokerage services;
•	Newtek IT Services: complete information technology solutions;
•	Newtek Strategies: strategic business management and global marketing services; and
•	Newtek Client Services: marketing and customer relations services.

The statements in this release may contain forward-looking statements relating to such matters as anticipated future financial performance, business prospect, legislative developments and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward –looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause the Company’s actual results to differ materially from the anticipated results expressed in the Company’s forward looking statements such as intensified competition and/or operating problems on its operating business projects and their impact on revenues and profit margins or additional factors as described in Newtek Business Services’ previously filed registration statements.

Contacts:

Lippert/Heilshorn & Associates

212-838-3777

Investors—Dave Waldman, dwaldman@lhai.com

Media—Chenoa Taitt, ctaitt@lhai.com

Newtek Business Services

Barry Sloane

Chairman of the Board & CEO

212-356-9500

bsloane@newtekbusinessservices.com

Dave Gentry

Aurelius Consulting Group

(407) 644-4256

aurelius@cfl.rr.com

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FOR IMMEDIATE RELEASE            CONTACT:

Evy Apostolatos

Senior Manager, Trade Media Relations

Cendant Corporation, Hotel Group

(973) 496-0750

evy.apostolatos@cendant.com

SBA Lender Offers Financing to Cendant Hotel Franchisees

PARSIPPANY, N.J. (June 4, 2003)—Cendant Corporation’s Hotel Group today announced that Newtek Small Business Finance Inc. will offer financing to new and existing lodging franchisees for property purchases, construction, renovation, leasehold improvements and acquisition of furniture, fixture and equipment, among other purposes.

The agreement provides a nationwide source of financing for the franchisees of more than 6,400 franchised Super 8®, Days Inn®, Ramada®, Travelodge®, Howard Johnson®, Knights Inn®, Villager, Wingate Inn® and AmeriHost Inn® hotels in the United States who meet U.S. Small Business Administration requirements. Limits will vary depending on the borrower.

“Our number-one priority is to add value to our franchisees,” said Tom Bernardo, Hotel Group executive vice president, franchise sales & development. “Newtek is one of very few lenders that provide loans on a national basis. Franchisees also will be able to pre-qualify and apply via the Internet.”

Newtek Small Business Finance is authorized to conduct Small Business Administration lending in 50 states as a SBA Small Business Lending Company. To date, Newtek Small Business Finance (formerly Commercial Capital Corporation) has originated $370 million in SBA loans to more than 750 small and growing businesses in 26 states. The company is headquartered in New York City. For more information, go to www.newteksbfinance.com.

Newtek Small Business Finance is a division of Newtek Business Services Inc. (AMEX: NKC), a provider of business services and financial products to the small-business market. For more information, go to www.newtekbusinessservices.com.

Cendant Corporation’s Hotel Group, based in Parsippany, N.J., is the world’s largest lodging franchisor with 6,478 open hotels representing 529,158 rooms on five continents. Cendant’s franchised hotels sell one out of every four economy and midpriced room-nights in the United States, and Cendant franchises 11.8 percent of the entire U.S. hotel room supply, according to Smith Travel Research. All hotels are individually owned and operated under franchise agreements with Cendant subsidiaries.

FOR IMMEDIATE RELEASE

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NEWTEK BUSINESS SERVICES INCREASES EPS GUIDANCE TO $0.27

New York, N.Y.—August 4, 2003—Newtek Business Services, Inc. (AMEX: NKC) (www.newtekbusinessservices.com), a provider of business services and financial products to the small business market, announced today it is increasing its earnings guidance for 2003 from $0.24 to $0.27.

Barry Sloane, Chairman and CEO, stated, “We are happy to report that our business plan and business model continue to improve in excess of both Newtek’s and the market’s expectations. We continue to see further improvement in our two primary business lines, Newtek Small Business Finance and Newtek Merchant Solutions, and look forward to reporting our quarterly results on August 11.”

Newtek Business Services’ conference call will be conducted on August 11 at 4:15 p.m. EDT to discuss the Company’s results for the second quarter 2003. The conference call will be accessible via a toll free number by dialing 1-800-299-7635 and providing the pass code 15792145. Listeners are encouraged to ask any questions that they may have during the call. The conference call will also be broadcasted over the Internet through Newtek’s website at www.newtekbusinessservices.com. To listen to the call live, please go to Newtek’s website approximately 15 minutes prior to the call to download any audio software which may be necessary. For those who miss the live broadcast, a replay will be available on the website approximately one hour after the call.

Newtek Business Services, Inc. is a premier provider of business services and financial products to the small-business market. Newtek Business Services invests in and provides financial, management and technological services for small businesses throughout the country. Newtek brands include:

•	Newtek Small Business Finance: small business and U.S. government-guaranteed lending services;
•	Newtek Merchant Solutions: electronic merchant payment processing solutions;
•	Newtek Financial Information Systems: outsourced bookkeeping & controller services;
•	Newtek Tax Services: tax filing, preparation and advisory services;
•	Newtek Business Exchange: mergers, acquisitions and business brokerage services;
•	Newtek IT Services: complete information technology solutions;
•	Newtek Strategies: strategic business management and global marketing services; and
•	Newtek Client Services: marketing and customer relations services.

The statements in this release may contain forward-looking statements relating to such matters as anticipated future financial performance, business prospect, legislative developments and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward –looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause the Company’s actual results to differ materially from the anticipated results expressed in the Company’s forward looking statements such as intensified competition and/or operating problems on its operating business projects and their impact on revenues and profit margins or additional factors as described in Newtek Business Services’ previously filed registration statements.

Contacts:

Lippert/Heilshorn & Associates

212-838-3777

Investors—Dave Waldman, CFA

Media—Chenoa Taitt, ctaitt@lhai.com

Newtek Business Services

Barry Sloane

Chairman of the Board & CEO

212-356-9500

bsloane@newtekbusinessservices.com

Dave Gentry

Aurelius Consulting Group

(407) 644-4256

aurelius@cfl.rr.com

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FOR IMMEDIATE RELEASE

Newtek Business Services Acquires Automated Merchant Services

New York, N.Y. – August 11, 2003 – Newtek Business Services, Inc. (AMEX: NKC) (www.newtekbusinessservices.com), a provider of business services and financial products to the small business market, announced today that it has acquired Automated Merchant Services (www.amsbankcard.com), a provider of electronic merchant payment services to businesses and government agencies nationwide.

The acquisition brings to Newtek an additional 2,100 existing clients as well as 10 sales representatives covering the Florida marketplace. For the past year, the company has signed on an additional 60-70 new clients every month. In addition to gaining a significant foothold in the Florida small to medium-sized business market, Newtek will utilize this acquisition to cross-market other Newtek products and services including its small business lending service, outsourced bookkeeping service, and tax service. Newtek plans on growing AMS beyond the Florida market and expanding its product base to include everything that Newtek’s existing processor, Newtek Merchant Solutions, offers. Over time, AMS will be branded “Newtek Merchant Solutions” and marketed in conjunction with Newtek’s entire suite of business services and financial products.

Michael Rothman and Marty Blank will remain with the company on its board of directors. In addition, Marty Blank will continue to be a shareholder and serve as an executive officer of the company.

Barry Sloane, chairman and CEO of Newtek Business Services, said, “This acquisition approximately doubles our current portfolio of merchant processing as of the close of business on August 7, 2003. We project that our total processing volume by December 31 of 2003 will reach $700 million in aggregate. This acquisition is cash flow positive and we estimate it will be accretive to earnings. AMS presents attributes of the type of acquisition that Newtek will make with its resources, including positive cash flow, a significant customer base in the small to medium-size business space, as well as adding a dedicated distribution channel for our suite of branded products and services.”

Marty Blank, president of AMS, stated, “We are thrilled to have Newtek acquire a significant stake in our company so that it can continue to grow and prosper for all of our employees and existing 2100 small to medium-sized business clients.”

Bryan Facterman, executive vice president of AMS added, “We are excited about our new relationship with Newtek. I’m convinced that we will create a best-of-breed channel for electronic payment processing services and all of Newtek’s other quality financial products and services.”

Newtek Business Services, Inc. is a premier provider of business services and financial products to the small-business market. Newtek Business Services invests in and provides financial, management and technological services for small businesses throughout the country. Newtek brands include:

•	Newtek Small Business Finance: small business and U.S. government-guaranteed lending services;
•	Newtek Merchant Solutions: electronic merchant payment processing solutions;
•	Newtek Financial Information Systems: outsourced bookkeeping & controller services;
•	Newtek Tax Services: tax filing, preparation and advisory services;
•	Newtek Business Exchange: mergers, acquisitions and business brokerage services;
•	Newtek IT Services: complete information technology solutions;
•	Newtek Strategies: strategic business management and global marketing services; and
•	Newtek Client Services: marketing and customer relations services.

The statements in this release may contain forward-looking statements relating to such matters as anticipated future financial performance, business prospect, legislative developments and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward –looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause the Company’s actual results to differ materially from the anticipated results expressed in the Company’s forward looking statements such as intensified competition and/or operating problems on its operating business projects and their impact on revenues and profit margins or additional factors as described in Newtek Business Services’ previously filed registration statements.

Contacts:

Lippert/Heilshorn & Associates

212-838-3777

Investors – Dave Waldman, dwaldman@lhai.com

Media - Chenoa Taitt, ctaitt@lhai.com

Newtek Business Services

Barry Sloane

Chairman of the Board & CEO

212-356-9500

bsloane@newtekbusinessservices.com

Dave Gentry

Aurelius Consulting Group

407-644-4256

aurelius@cfl.rr.com